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                                                                    EXHIBIT 21.1

                       Bracknell Corporation Subsidiaries

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
Subsidiary                   Jurisdiction            Share Ownership
----------                   ------------            ---------------
The State Group Limited      Ontario                 100% of the outstanding share capital is owned by
                                                     Bracknell Corporation

Nationwide Electric, Inc.    Delaware                100% of the outstanding share capital is owned by
                                                     Bracknell Corporation

The State Services Group     Ontario                 100% of the outstanding share capital is owned by The
Limited                                              State Group Limited

The State Group              Michigan                100% of the outstanding share capital is owned by The
International Limited                                State Group Limited

The State Group (USA)        Delaware                100% of the outstanding share capital is owned by The
Limited                                              State Group Limited

Preferred Electric, Inc.     Illinois                100% of the outstanding share capital is owned by The
                                                     State Group (USA) Limited

Preferred Electric           Illinois                100% of the outstanding share capital is owned by The
Construction Corp.                                   State Group (USA) Limited

Bracknell Telecommunication  Ontario                 100% of the outstanding share capital is owned by
Services Inc.                                        Bracknell Corporation

Parsons Electric Holdings    Delaware                100% of the outstanding share capital is owned by
Inc.                                                 Nationwide Electric, Inc.

Parsons Electric Co.         Minnesota               100% of the outstanding share capital is owned by Parsons
                                                     Electric Holdings, Inc.

Eagle Electric Holdings,     Minnesota               100% of the outstanding share capital is owned by
Inc.                                                 Nationwide Electric, Inc.

Eagle Electric Holdings,     Delaware                100% of the outstanding share capital is owned by
Inc.                                                 Nationwide Electric, Inc.

Eagle Electrical Systems,    Ohio                    100% of the LLC interest is owned by Eagle Electric
Inc.                                                 Holdings, Inc. - Delaware

Southwest Systems Limited    Nevada                  99% of the outstanding share capital is owned by Eagle
                                                     Electric Holdings, Inc. - Delaware, and 1% owned by Eagle
                                                     Electrical Systems Inc.

Allison-Smith Company        Georgia                 100% of the outstanding share capital is owned by Parsons
                                                     Electric Holdings, Inc.

Henderson Electric Co. Inc.  Delaware                100% of the outstanding share capital is owned by Parsons
                                                     Electric Holdings, Inc.

Neal Electric, Inc.          California              100% of the outstanding share capital is owned by Parsons
                                                     Electric Holdings, Inc.

Neal Equipment, LLC          California              100% of the outstanding share capital is owned by Parsons
                                                     Electric Holdings, Inc.

354709 Alberta Ltd.          Alberta                 100% of the outstanding share capital is owned by
                                                     Bracknell Corporation
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
Subsidiary                   Jurisdiction            Share Ownership
----------                   ------------            ---------------
334108 Alberta Ltd.         Alberta                  100% of the outstanding share capital is owned by
                                                     Bracknell Corporation

Sylvan Industrial Piping,   Michigan                 100% of the outstanding share capital is owned by Parsons
Inc.                                                 Electric Holdings, Inc.

Highlight Wireless          Ontario                  100% of the outstanding share capital is owned by
Solutions Inc.                                       Bracknell Telecommunications Services Inc.

Highlight Solutions, Inc.   Delaware                 100% of the outstanding share capital is owned  by
                                                     Bracknell Telecommunications Services Inc.

Skyward Towers Inc.         Ontario                  100% of the outstanding share capital is owned by
                                                     Bracknell Telecommunications Services Inc.

Best Towers Inc.            Ontario                  100% of the outstanding share capital is owned
                                                     by Skyward Towers Inc.

Sunbelt Integrated Trade    Delaware                 100% of the outstanding share capital is owned by Parsons
Services, Inc.                                       Electric Holdings, Inc.

Quality Mechanical          Nevada                   100% of the outstanding share capital is owned by Sunbelt
Contractors, Inc.                                    Integrated Trade Services, Inc.

Inglett & Stubbs, Inc.      Georgia                  100% of the outstanding share capital is owned by Sunbelt
                                                     Integrated Trade Services, Inc.

Crouch Industries LLC       Texas                    100% of the outstanding share capital is owned by Sunbelt
                                                     Integrated Trade Services, Inc.

Bracknell Facilities        Delaware                 100% of the outstanding share capital is owned by
Services Inc.                                        Nationwide Electric, Inc.

1406883 Ontario Limited     Ontario                  100% of the outstanding share capital is owned by
                                                     Bracknell Corporation

3041768 Nova Scotia         Nova Scotia              100% of the outstanding share capital is owned by
Company                                              Bracknell Limited Partnership

Bracknell B (Wyoming) LLC   Wyoming                  100% of the outstanding share capital is owned by 3041768
                                                     Nova Scotia Company

Bracknell A (Wyoming) LLC   Wyoming                  100% of the outstanding common interests are held by Bracknell B
                                                     (Wyoming) LLC and 100% of the preferred interests are held by
                                                     3041768 Nova Scotia Company

Bracknell LP L.L.C.         Nevada                   100% of the outstanding share capital is owned by Sunbelt
                                                     Integrated Trade Services, Inc.

Bracknell GP L.L.C.         Texas                    100% of the outstanding share capital is owned by Sunbelt
                                                     Integrated Trade Services, Inc.

Able Telcom Holding Corp.   Florida                  100% of the outstanding share capital is owned by
                                                     Bracknell Corporation

Adesta Ventures, Inc.       Delaware                 100% of the outstanding share capital is owned by Adesta
                                                     Communications, Inc.

Adesta of Colorado, Inc.    Delaware                 100% of the outstanding share capital is owned by Adesta
                                                     Communications, Inc.

Patton Management           Georgia                  100% of the outstanding share capital is owned by Able
Corporation                                          Telcom Holdings Corp.

Adesta Communications,      Delaware                 100% of the outstanding share capital is owned by Able
Inc.                                                 Telcom Holdings Corp.
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
Subsidiary                    Jurisdiction            Share Ownership
----------                    ------------            ---------------
Adesta of the District of     District of Columbia    100% of the outstanding share capital is owned by Adesta
Columbia, Inc.                                        Communications, Inc.

Able Telcom Do Brasil, Ltda   Brazil                  99.9% of the outstanding share capital is owned by Able
                                                      Telcom International, Inc.

Able Telcom International,    Florida                 100% of the outstanding share capital is owned by Able
Inc.                                                  Telcom Holding Corp.

Able Wireless, Inc.           Florida                 100% of the outstanding share capital is owned by Able
                                                      Telcom International, Inc.

Adesta Transportation, Inc.   Delaware                100% of the outstanding share capital is owned by Adesta
                                                      Communications, Inc.

Cahill-State Atlantic Ltd.    Newfoundland            100% of the outstanding share capital is owned by The
                                                      State Group Limited

MFS TransTech, Inc.           Delaware                85% of the outstanding share capital is owned by Adesta
                                                      Transportation, Inc.

Bracknell Investments L.P.    Nevada                  Bracknell GP, L.L.C. (1% general partner) and Bracknell
                                                      LP, L.L.C. (99% limited partner)

1341996 Ontario Inc.          Ontario                 100% of the outstanding share capital is owned by
                                                      Bracknell Corporation

1357248 Ontario Inc.          Ontario                 100% of the outstanding share capital is owned by
                                                      Bracknell Corporation

Les Services de Gestion       Canada                  100% of the outstanding share capital is owned by
Clientech Inc./Clientech                              Bracknell Corporation
Management Services Inc.

Bracknell Limited             Nevada                  1406883 Ontario Limited (General Partner and 0.01% Partnership
Partnership                                           limited partner), The State Group Limited (79.99% limited
                                                      partner), The State Services Group Limited (15% limited
                                                      partner), Highlight Construction Ltd. (5% limited partner)
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